CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Landwin REIT, Inc. (the “Company”), on Form 10-QSB (the “Report”) for the fiscal period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned officers of Landwin REIT, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 11, 2006	/s/ MARTIN LANDIS
Martin Landis
Chairman of the Board, Chief Executive Officer
and Secretary

Date: August 11, 2006	/s/ SÉAN DENNISON
Séan Dennison
Vice Chairman of the Board, Principal Financial and
Accounting Officer and President